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                                       Exhibit 16 (a)

                                                            Since Inception
                 S&P 500 Index Fund - Class A               Average Annual      Since Inception
                April 3, 1997 to June 30, 1997              Total Return*       Total Return*
======================================================     ===============     ===============
Initial Investment                                            $1,000.00           $1,000.00

Divided by Initial Maximum Offering Price                         10.00
                                                             ------------

Divided by Net Asset Value                                                            10.00
                                                                                 ------------

Equals Shares Purchased                                         100.000             100.000

Plus Shares Acquired through Dividend Reinvestment                  -                   -
                                                             ------------        ------------

Equals Shares held at Ending Period Date                        100.000             100.000

Multiplied by Net Asset Value at Ending Period Date               11.84               11.84
                                                             ------------        ------------

Equals Ending Redeemable Value (ERV) at Period End Date       $1,184.00           $1,184.00


Divide ERV by $1000  (P)                                         1.1840              1.1840

Subtract 1                                                       0.1840              0.1840

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                          18.40%
                                                              ===========

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                                              18.40%
                                                                                  ===========

Divide ERV by $1000  (P)                                         1.1840

Raise to the power of                                            4.1477

Equals                                                           2.0149

Subtract 1                                                       1.0149

Expressed as a Percentage - Equals the
   Average Annualized Total Return for the Period                101.49%
                                                              ===========
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*  Does NOT include sales charge for the period.